EXHIBIT 11

                         THE GENERAL CHEMICAL GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                   (UNAUDITED)

Earnings per share were calculated as follows:

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



                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,          SEPTEMBER 30,
                                                    ------------------     -----------------
                                                      1995       1996       1995      1996
                                                      ----       ----       ----      ----
Primary

   Total income used for primary
    earnings per share...........................  $ 12,626   $ 14,634   $ 33,280   $ 30,992
                                                   ========   ========   ========   ========

   Weighted average common shares
    outstanding..................................    19,737     22,237     19,737     20,996

   Weighted average common
    equivalents shares...........................       --         929        --         480
                                                   --------   --------   --------   --------

   Weighted average common and
    common equivalent shares.....................    19,737     23,166     19,737     21,476
                                                   ========   ========   ========   ========

   Primary earnings per common share
    and common equivalent share .................  $    .64   $    .63   $   1.69   $   1.44
                                                   ========   ========   ========   ========

Fully Diluted

   Total income used for fully diluted
    earnings per share...........................  $ 12,626   $ 14,634   $ 33,280   $ 30,992
                                                   ========   ========   ========   ========

   Weighted average common shares
    outstanding..................................    19,737     22,237     19,737     20,996

   Weighted average common
    equivalent shares............................       --       1,009        --         572
                                                   --------   --------   --------   --------

   Weighted average common and
    common equivalent shares.....................    19,737     23,246     19,737     21,568
                                                   ========   ========   ========   ========

   Fully diluted earnings per common share
    and common equivalent share..................  $    .64   $    .63   $   1.69   $   1.44
                                                   ========   ========   ========   ========






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